EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Senior Floating Rate Fund II, Inc.:

We consent to the incorporation by reference in this Schedule TO (No. 333-90189) Issuer Tender Offer Statement of our report dated October 19, 1999 appearing in the annual report to shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. for the period March 26, 1999 (commencement of operations) to August 31, 1999.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey July 19, 2000